UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 28, 2012

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia	333-38509	58-1631302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Piedmont Avenue, NE, Atlanta, Georgia, USA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (404) 659-5959

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Because of a serious illness, James E Young, President and Chief Executive Officer of Citizens Bancshares Corporation (the “Registrant”) and Citizens Trust Bank, the Registrant’s bank subsidiary (the “Bank”), had been on a medical leave of absence.  On February 27, 2012, Mr. Young passed away.

(c)                                  On February 27, 2012, the Board of Directors appointed Cynthia N. Day as President and Chief Executive Officer of the Registrant and the Bank.  Ms. Day, who has served as the Senior Executive Vice President and Chief Operating Officer of the Bank since 2003, had been serving as the acting President and Chief Executive Officer since January 5, 2012.

At this time, Ms. Day will not receive any increase in compensation or enter into any additional contract or arrangement as a result of her designation.

Ms. Day also serves on the Board of Directors of Aaron’s, Inc.

(d)                                 Also on February 27, 2012, the Board of Directors of the Registrant appointed Ms. Day to serve as a director until the 2012 shareholders meeting, at which time she will be nominated to be elected by the shareholders to serve a three-year term (along with other Class I directors).  Ms. Day will also serve as a director of the Bank.

Item 9.01  Financial Statements, Pro Forma Information, and Exhibits

Exhibit 99.1

Press Release dated February 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

By:	/s/ Samuel J. Cox
Samuel J. Cox
Executive Vice President and
Chief Financial Officer

Date:	February 28, 2012